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Exhibit 3.3

FORM OF
AMENDED AND RESTATED
BY-LAWS
OF
GFI GROUP INC.
(a Delaware Corporation)
(as of June 3, 2002)

ARTICLE I
OFFICES

        Section 1.    Principal Office. The principal office of the GFI Group Inc. (the "Corporation") shall be located in New York, New York.

        Section 2.    Registered Office and Agent. The registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, in the County of New Castle, Delaware 19808; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

        Section 3.    Other Offices. The Corporation may also have an office or offices other than said principal office at such place or places, either within or without the State of Delaware, as the Board of Directors of the Corporation (the "Board") shall from time to time determine or the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS

        Section 1.    CERTIFICATES. Every holder of capital stock of the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or Vice-Chairman of the Board, if any, or by the President or any Vice-President, or by the Treasurer, or by an Assistant Treasurer or by the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by he or she in the Corporation. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

        Whenever the Corporation shall be authorized to issue more than one class or series of capital stock, the certificate representing shares of any such class or series shall set forth thereon the statements prescribed by the General Corporation Law of the State of Delaware. Any restrictions on the transfer or registration of transfer of any shares of capital stock of any class or series shall be noted conspicuously on the certificate representing such shares.

        Section 2.    LOST CERTIFICATES. The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board may require the owner of any lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

        Section 3.    FRACTIONAL SHARE INTERESTS. The Corporation may, but shall not be required to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or

(3) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation, dissolution or winding up, in each case to the extent of such fraction. The Board may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board reasonably may impose.

        Section 4.    STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of capital stock, if any, transfers or registration of transfers of shares of capital stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by his or her attorney-in-fact thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of capital stock properly endorsed and the payment of all taxes due thereon.

        Section 5.    RECORD DATE FOR STOCKHOLDERS.

        a.     Meetings. For the purposes of determining the stockholders entitled to notice of or to vote at any "meeting" of the stockholders of any and all classes and series of capital stock of the Corporation who, pursuant to the Corporation's Amended and Restated Certificate of Incorporation, any Certificate of Designations or applicable law, are entitled to vote, whether as a single class or otherwise, on any matters to be acted upon at the meeting, or any adjournment thereof, the Board may fix a record date, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which the notice to stockholders is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of all of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

        b.     Written Consent. For the purposes of determining in accordance with the Amended and Restated Certificate of Incorporation and any Certificate of Designations, the stockholders entitled to consent, to corporate action in writing in lieu of a meeting of the Corporation's stockholders, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board.

        c.     Dividends and Other Distributions. For the purposes of determining pursuant to the Amended and Restated Certificate of Incorporation and any Certificate of Designations, the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, cash or property or the stockholders entitled to exercise any rights in respect of any change, conversion, reclassification or exchange of capital stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action.

        Section 6.    MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of capital stock" or "shares of capital stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of capital stock and to a holder or holders of record of outstanding shares of capital stock of any class or series upon which or upon whom the Amended and Restated Certificate of Incorporation of the Corporation and any certificate of designations thereunder (hereinafter referred to as the "Amended and Restated Certificate of Incorporation") confers such rights or upon which or upon whom the General Corporation Law of the State of Delaware confers such rights notwithstanding that the Amended and Restated Certificate of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder.

        Section 7.    STOCKHOLDER MEETINGS.

        a.     Time. The annual meeting of stockholders shall be held on the date and at the time fixed, from time to time, by the Board, provided, that the initial annual meeting of stockholders shall be held on a date not later than the expiration of the 13th month after the initial organization of the Corporation, and each successive annual meeting shall be held on a date not later than the expiration of the 13th month next succeeding the date of the immediately preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors.

        b.     Place. Annual meetings and special meetings shall be held at 100 Wall Street, New York, New York, or such other place, as the directors may, from time to time, designate. Whenever the directors shall fail to fix such place, the meeting shall be held at 100 Wall Street, New York, New York.

        c.     Call. Annual meetings and special meetings of the Corporation's stockholders may be called by the Board or by any executive officer instructed and authorized by the Board to call the meeting. In addition, special meetings of stockholders for the transaction of business as may properly come before the meeting may be called by stockholders holding not less than a majority of all outstanding shares of capital stock the Corporation entitled to vote at the meeting.

        d.     Notice or Waiver of Notice. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the Corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of any other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is to be called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information or documents prescribed by the General Corporation Law of the State of Delaware. Except as otherwise provided by the General Corporation Law of the State of Delaware, a copy of the notice of any meeting shall be given, personally or by mail, not less than 10 days nor more than 60 days next preceding the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his or her record address or at such other address which he or she may have furnished by request in writing to the Secretary of the Corporation. Notice by mail shall be deemed to be given when mailed, postage thereon prepaid, through the United States Postal Service. If an annual or special meeting is adjourned to another time, not more than 30 days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by he or she before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders need be specified in any written waiver of notice.

        e.     Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to the identity of the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders.

        f.      Conduct of Meeting. Meetings of stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting; the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, any Vice-President, if any, or if none of the foregoing is then in office and present and acting, by a chairman of the meeting to be selected by a majority of the stockholders in attendance. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

        g.     Proxy Representation. Every stockholder may authorize another person or persons to act for he, she or it by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent in writing without a meeting. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period not to exceed 10 years. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient under applicable Delaware law to support an irrevocable power. A proxy may be made irrevocable irrespective of whether the interest with which it is coupled is an interest in the capital stock itself or an interest in the Corporation generally.

        h.     Inspectors. The Board, in advance of any annual or special meeting of stockholders, shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the Inspectors in the performance of the duties of the inspectors.

        i.      Quorum. Except as otherwise provided by the General Corporation Law of the State of Delaware, the Amended and Restated Certificate of Incorporation or these Amended and Restated By-Laws, the holders of not less than a majority of the issued and outstanding shares of each class or series of capital stock voting separately as a class or series (and if all classes and series of the Corporation's capital stock are voting together on a combined basis, the holders of not less than a majority of the total issued and outstanding shares of capital stock of the Corporation, without regard to class or series) that are present in person or by proxy and entitled to vote shall constitute a quorum at any meeting of stockholders for the transaction of any business (other than the election of directors).

        Without limiting the generality of anything set forth in these by laws and except to the extent otherwise required by applicable law or as otherwise provided in the Amended and Restated Certificate of Incorporation, matters relating to the timing, location, method of noticing, convening, postponing or adjourning, and the conduct of (including the method and manner of voting at) a meeting of stockholders of a particular class or series of capital stock of the Corporation, shall be determined by a majority of such stockholders.

ARTICLE III
DIRECTORS

        Section 1.    FUNCTIONS AND DEFINITION. The business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board shall have the authority to fix the compensation of the members thereof. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

        Section 2.    QUALIFICATIONS AND NUMBER.

        a.     All directors of the Corporation shall be at least 18 years of age and be natural persons. Except as otherwise provided herein, a director need not be a stockholder or a citizen or resident of the United States or the State of Delaware.

        b.     The number of directors comprising the Board of Directors shall be determined in accordance with the Corporation's Amended and Restated Certificate of Incorporation. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of the stockholders unless there shall be vacancies in the Board of Directors, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies.

        Section 3.    ELECTION AND TERM.

        Except as otherwise provided by the Amended and Restated Certificate of Incorporation, statute or these Amended and Restated By-Laws, the directors shall be elected at the annual meeting of the stockholders. At each meeting of the stockholders for the election of directors at which a quorum is present, the persons receiving a plurality of the votes cast at such election shall be elected. Each director shall hold office until the next annual meeting of the stockholders and until his successor shall have been elected and qualified, or until his death, or until he shall have resigned, or have been removed, in accordance with the Corporation's Amended and Restated Certificate of Incorporation.

        Section 4.    MEETINGS.

        a.     Time. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

        b.     Place. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

        c.     Call. Any meeting of the Board may be called by or at the direction of the Chairman of the Board, or by any director then in office.

        d.    Notice or Actual or Constructive Waiver.    No notice shall be required for regular meetings for which the time and place have been fixed. A notice of the place, date and time and of the purpose or purposes of each special meeting of the Board and each committee meeting shall be given to each director by mailing the same (by registered mail) at least four days before the special meeting, or by facsimile or electronic mail (with confirmation received) the same or by delivering the same personally not later than 24 hours prior to such meeting. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by he or she before or after the time for the meeting stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he or she attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular, special, or committee meeting of the directors need be specified in any written waiver of notice.

        e.    Quorum and Action.    A quorum of the Board shall consist of a majority of the members of the Board, which shall include at least four (4) of the individuals appointed by the holders of Class A Common Stock, $0.01 par value per share (the "Class A Common Stock"), to serve as members of the Board pursuant to the Amended and Restated Certificate of Incorporation (the "Class A Directors") and one of the directors designated by the holders of Series C Redeemable Convertible Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock"), pursuant to the Amended and Restated Certificate of Incorporation (the "Series C Directors"); provided, however, that if any of such appointed or designated directors are not present at a meeting of the Board with respect to which each such director has been duly notified in accordance with the Corporation's Amended and Restated By-Laws, such meeting may be adjourned and reconvened no sooner than three "business days" following such adjournment, and if any of such directors are not present at such reconvened meeting, then such directors shall not be required to be present for purposes of establishing a quorum for such reconvened meeting. All actions of the Board shall require (i) the affirmative vote of at least a majority of the directors present at a duly-convened meeting of the Board at which a quorum is present or (ii) the unanimous written consent of the Board. As used herein, the term "business day" shall mean a day other than a Saturday, Sunday or other day on which banks are authorized or required to close in New York, New York.

        f.    Chairman of the Meeting.    The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

        Section 5.    REMOVAL OF DIRECTORS, VACANCIES AND RESIGNATIONS.

        Except for Michael Gooch, who may only be removed from office as Chairman of the Board and as a Director of the Corporation (including in his capacity as a member-director of any committee of the Board) for "cause", in accordance with Article EIGHTH of the Corporation's Amended and Restated Certificate of Incorporation, all other directors may be removed with or without cause. A Class A Director (as defined in Article FOURTH of the Amended and Restated Certificate of Incorporation) may only be removed by the affirmative vote of the remaining Class A Directors or the affirmative vote of the holders of Class A Common Stock voting separately as a class; a Class B Director (as defined in Article FOURTH of the Amended and Restated Certificate of Incorporation) may only be removed by the affirmative vote of the holders of Class B Common Stock voting separately as a class; and, a Preferred Stock Director (as defined in Article FOURTH of the Amended and Restated Certificate of Incorporation) may only be removed by the affirmative vote of the holders of such series of preferred stock who, pursuant to a Certificate of Designations in respect of such series, are entitled to elect the Preferred Stock Director to be so removed. In the event of any removal of a Class A Director (as defined in the Corporation's Amended and Restated Certificate of Incorporation), the Board, without notice, shall adjourn all meetings of the Board until the vacancy created by such removal is filled; provided however, such meeting shall only be adjourned until such Class A Director vacancy is filled, but in no event longer than 30 days after the date of the initial adjournment of such meeting. Any director may resign at any time upon written notice to the Corporation.

        Section 6.    COMMITTEES.    The Board, by resolution adopted by a majority of the entire Board, may designate and establish one or more committees, each committee to consist of not less than two directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers and authority of the Board in the management of the business and affairs of the Corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Laws of the State of Delaware, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Except as otherwise required by the General Corporation Law of the State of Delaware or the Corporation's Amended and Restated Certificate of Incorporation, with respect to all actions of the committee specified in these Amended and Restated By-Laws, only the affirmative vote of a majority of the members of the entire Committee shall constitute a valid and duly authorized action of the committee.

        The Board shall maintain a Compensation Committee, an Audit Committee, a Board Credentialing Committee, an Officer Nominating Committee, and such other committees as it may determine; provided, however, that all such committees shall be established only for a specific purpose and no committee (such as an executive committee) shall be established with general authority to act in lieu of the Board. Except as provided below, each committee shall act only in an advisory capacity to the Board and no committee shall be vested with any authority to act on behalf of or bind the Corporation.

        The Compensation Committee shall at all times be comprised of three members consisting of one (1) of the Class A Directors, one (1) of the Series C Directors (it being understood that if Global Private Equity IV Limited Partnership, a Delaware limited partnership ("GPE IV"), only has the right to designate one nominee to serve as a Series C Director, then such nominee shall serve on the Compensation Committee upon his or her election to the Board) and one (1) additional member who shall be a director other than a Class A Director or a Series C Director. The Compensation Committee shall act by a vote of a majority of its members. On an annual basis the Compensation Committee shall recommend, subject to the approval by the Board, the aggregate dollar amount/formula for determining for any cash bonus or other cash incentives for Senior Management (as defined below) and the consent of at least a majority of the members of the Board (including (a) a majority of the Class A Directors and (b) fifty percent (50%) of the members of the Board who are not Class A Directors) shall be required to approve or change the aggregate dollar amount derived from such approved formula. As used herein, the term "Senior Management" means those persons holding the offices of Global Chief Executive Officer, Chief Operating Officer, President-Europe and President-North America on the date hereof and any replacement holding any such office. As of the date hereof, the Senior Management are Michael Gooch (Global Chief Executive Officer), Stephen McMillan (Chief Operating Officer), Colin J. Heffron (President-Europe) and Don Fewer (President-North America). The Compensation Committee shall also be responsible for making recommendations to the Board with respect to grants of options and the general administration of any stock option plan or arrangement.

        The Audit Committee shall at all times be comprised of three members consisting of one (1) of the Class A Directors, one (1) of the Series C Directors (it being understood that if GPE IV only has the right to designate one nominee to serve as a Series C Director, then such nominee shall serve on the audit committee upon his or her election to the Board) and one (1) additional member who shall be a director other than a Class A Director or a Series C Director.

        The Board Credentialing Committee shall at all times be comprised of four members consisting of two (2) of the Class A Directors, one (1) of the Series C Directors (it being understood that if GPE IV only has the right to designate one nominee to serve as a Series C Director, then such nominee shall serve on the Board Nominating Committee upon his or her election to the Board) and one (1) additional member who shall be a director other than a Class A Director or a Series C Director. In addition to such other duties and responsibilities as may be assigned to it by the Board of Directors, in the event of the death or "permanent disability" (as defined below) of Michael Gooch at any time during the three (3) year period thereafter, for so long as the stockholders of the Corporation that are affiliated with Advent own at least 30% of the Series C Preferred Stock acquired by affiliates of Advent on the Series C Issue Date (as defined in the Certificate of Designation), then any replacement director for Colin J. Heffron, Don Fewer, Stephen McMillan or Robert Crossan (or any subsequent replacements of such replacement) shall be subject to the prior approval of a majority of the members of the Board Credentialing Committee.

        As used herein, the term "permanent disability" shall mean, and be limited to, any physical or mental illness, disability or impairment that prevents Michael Gooch from continuing the performance of his normal duties and responsibilities with the Corporation for a period in excess of six consecutive months. For purposes of determining whether a "permanent disability" has occurred under these Amended and Restated By-Laws, the written determination thereof by two qualified practicing physicians paid for by the Corporation and selected by the executor or administrator of the estate of Michael Gooch or by the administrator of his assets, in such person's sole and exclusive discretion, shall be conclusive.

        The Officer Nominating Committee shall at all times be comprised of four members consisting of at least two (2) of the Class A Directors and two (2) non-Class A Directors. In addition to such other duties and responsibilities as may be assigned to it by the Board, in the event of the death or permanent disability of Michael Gooch, any replacement (or any subsequent replacements of such replacement) for the position of Global Chief Executive Officer, Chief Operating Officer, President-Europe or President-North America shall be subject to the prior approval of the Board and an affirmative vote by a majority of the members of the Officer Nominating Committee. If any nominee for one of such positions is also a member of either the Board or the Officer Nominating Committee, such person shall recuse himself from any vote related thereto by the Board or the Officer Nominating Committee.

        Section 7.    WRITTEN ACTION.    Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or such committee.

        Section 8.    ELECTRONIC COMMUNICATION.    Any member or members of the Board or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

ARTICLE IV
OFFICERS

        Section 1.    TITLES.    The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, a Chief Executive Officer, and a Chairman of the Board, and, if deemed necessary, expedient or desirable by the Board, a Vice-Chairman of the Board, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board choosing them shall designate. Except as may otherwise be provided in the resolution of the Board choosing he or she, no officer other than the Chairman or Vice-Chairman of the Board, if any, need be a director. Any number of offices may be held by the same person.

        Section 2.    TERM AND REMOVAL.    Unless otherwise provided in the resolution appointing to a particular office the referent person, each officer shall be appointed for a term which shall continue until the meeting of the Board immediately following the next annual meeting of stockholders and until his or her successor shall have been duly appointed and qualified. Except for Michael Gooch, who may only be removed as an officer of the Corporation, for "cause", in accordance with Article EIGHTH of the Amended and Restated Certificate of Incorporation, all other officers may be removed with or without cause by the affirmative vote of a majority of the entire Board; provided that the appointment or removal of any individual or individuals, other than Michael Gooch, holding the positions of Global President or Chief Executive Officer of the Corporation shall require the unanimous approval of the Series C Directors (as such term is defined in the Certificate of Designations, Preferences and Rights of Series C Redeemable Convertible Preferred Stock of the Corporation), which approval shall not be unreasonably withheld; and provided further that, if the position of Chief Financial Officer of the Corporation is vacant as of the date these Amended and Restated By-Laws are adopted, the appointment of the next individual to hold the position of Chief Financial Officer of the Corporation shall require the unanimous approval of the Series C Directors, which approval shall not be unreasonably withheld.

        Any vacancy in any office may be filled by the Board, except as otherwise may be provided in these Amended and Restated By-Laws or by resolution of the entire Board.

        Section 3.    CHAIRMAN OF THE BOARD.    The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and of the stockholders, and the Chairman shall have and perform such other duties as from time to time may be assigned to the Chairman by the Board of Directors.

        Section 4.    PRESIDENT.    The President shall, in the absence of the Chairman of the Board and the Vice Chairman of the Board or if neither shall have been elected, preside at each meeting of the Board of Directors (if he is a director) or the stockholders. The President shall exercise the powers and perform the duties usual to a President and, subject to the control of the Board of Directors, shall have general management and control of the affairs and business of the Corporation; the President shall appoint and discharge employees and agents of the Corporation (other than officers elected by the Board of Directors); and the President shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have the power to execute bonds, mortgages and other contracts, agreements and instruments of the Corporation, and shall do and perform such other duties as from time to time may be assigned to the President by the Board of Directors.

        Section 5.    VICE PRESIDENTS.    If chosen, the Vice Presidents, in the order of their seniority, shall, in the absence or disability of the President, exercise all of the powers and duties of the President. Such Vice Presidents shall have the power to execute bonds, notes, mortgages and other contracts, agreements and instruments of the Corporation, and shall do and perform such other duties incident to the office of Vice President and as the Board of Directors, or the President shall direct.

        Section 6.    SECRETARY.    The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of proceedings in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board, and shall perform such other duties as may be prescribed by the Board. The Secretary shall affix the corporate seal to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer who may affix the seal to any such instrument in the event of the absence or disability of the Secretary. The Secretary shall have and be the custodian of the stock records and all other books, records and papers of the Corporation (other than financial) and shall see that all books, reports, statements, certificates and other documents and records required by law are properly kept and filed.

        Section 7.    TREASURER.    The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the directors whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

        Section 8.    DUTIES OF OFFICERS MAY BE DELEGATED.    In case of the absence or disability of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.

ARTICLE V
CORPORATE SEAL

        The corporate seal shall be in such form as the Board shall prescribe.

ARTICLE VI
FISCAL YEAR

        The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board.

ARTICLE VII
CONTROL OVER BY-LAWS

        Except as may otherwise be provided in the Amended and Restated Certificate of Incorporation (including, without limitation, any certificate of designation setting forth the rights, preferences (if any) or privileges applicable to a class of capital stock of the Corporation) and the provisions of the General Corporation Law of the State of Delaware, these Amended and Restated By-Laws shall only be altered, amended, restated, changed, added to and/or repealed by the affirmative vote of a majority of the entire Board.

ARTICLE VIII
GENERAL PROVISIONS

        Section 1.    DIVIDENDS.    Subject to applicable law and the Amended and Restated Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board at any regular or special meeting. Dividends may be paid in cash, in property or in shares of capital stock of the Corporation, unless otherwise provided by statute or the Amended and Restated Certificate of Incorporation.

        Section 2.    RESERVES.    Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board may think conducive to the interests of the Corporation. The Board may modify or abolish any such reserves in the manner in which it was created.

        Section 3.    CHECKS, NOTES, DRAFTS ETC.    All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board or by an officer or officers authorized by the Board to make such designation.

        Section 4.    EXECUTION OF CONTRACTS, DEEDS, ETC.    The Board may authorize any officer or officers, and agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

        Section 5.    VOTING OF STOCKS IN OTHER CORPORATIONS.    Unless otherwise provided by resolution of the Board, the Chairman of the Board, the President or any Vice-President, from time to time, may (or may appoint one or more attorneys-in-fact or agents to) cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other Corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other Corporations, or to consent in writing to any action by any such other Corporation. In the event one or more attorneys or agents are appointed, the Chairman of the Board, the President or any Vice-President may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The Chairman of the Board, the President or any Vice-President may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises.

ARTICLE IX
FORCE AND EFFECT OF BY-LAWS

        These Amended and Restated By-Laws are subject to the provisions of the General Corporation Law of the State of Delaware and the Corporation's Amended and Restated Certificate of Incorporation, as it may be amended from time to time. If any provision in these Amended and Restated By-Laws is inconsistent with a provision in that law or the Amended and Restated Certificate of Incorporation, the provision of that law or the Amended and Restated Certificate of Incorporation shall govern. Wherever in these Amended and Restated By-Laws reference is made to more than one incorporator, director, or stockholder, the same shall, if this is a sole incorporator, director, stockholder or corporation, be construed to mean the solitary person; and all provisions dealing with the quantum of majorities or quorums shall be deemed to mean the action by such one person. All pronouns contained herein, and any variation thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural.

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FORM OF AMENDED AND RESTATED BY-LAWS OF GFI GROUP INC. (a Delaware Corporation) (as of June 3, 2002)
ARTICLE I OFFICES
ARTICLE II STOCKHOLDERS
ARTICLE III DIRECTORS
ARTICLE IV OFFICERS
ARTICLE V CORPORATE SEAL
ARTICLE VI FISCAL YEAR
ARTICLE VII CONTROL OVER BY-LAWS
ARTICLE VIII GENERAL PROVISIONS
ARTICLE IX FORCE AND EFFECT OF BY-LAWS